Free Writing Prospectus

Filed pursuant to Rule 433

Registration Nos. 333-189041

and 333-189041-01

NEW ISSUE ABS: GE Dealer Floorplan Master Note Trust (GEDFT) 2014-1

*PRICED*

JOINT-LEAD MANAGERS	:	RBS, MUFG
CO-MANAGERS	:	SANTANDER, MISCHLER

CLS	SIZE-$MM	WAL	M/F	E.FIN	L.FIN	BNCH	SPREAD	$PX
A	675.000	2.99	Aaa/AAA	07/17	07/19	1mL	+38bps	100-00

EXPECTED SETTLE	: 07/22/2014
FIRST PMT DATE	: 08/20/2014
REGISTRATION	: SEC REGISTERED
ERISA ELIGIBLE	: YES
MIN DENOMS	: $1K x $1K
BLOOMBERG TICKER	: GEDFT 2014-1
BILL & DELIVER	: RBS

The issuer has filed a registration statement (including a base prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest in this offering, you should read the base prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, RBS Securities Inc. will arrange to send you the base prospectus at no charge if you request it by calling 1-866-884-2071.